UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2024 (April 1, 2024)

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont,	California	94538
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Notes

On April 1, 2024, Velo3D, Inc. (the “Company”) entered into a second note amendment, dated as of March 31, 2024 (the “Second Note Amendment”), to its senior secured notes due 2026 (as amended, the “Notes”) with High Trail Investments ON LLC and an affiliated institutional investor (the “Investors”) and U.S. Bank Trust Company, National Association, as trustee. Pursuant to the Second Note Amendment, the Company agreed to (A) make a cash payment of $5.5 million on April 1, 2024 to redeem approximately $4.2 million of aggregate principal amount of the Notes, together with accrued and unpaid interest, and (B) a cash payment of $5.5 million on April 15, 2024 to repay approximately $4.6 million of principal of the Notes, together with accrued and unpaid interest.

Letter Agreement and Warrants

In connection with the Second Note Amendment, on April 1, 2024, the Company also entered into a letter agreement, dated as of March 31, 2024 (the “Letter Agreement”), with the Investors pursuant to which the Company issued to the Investors warrants (the “Warrants”) to purchase 21,949,079 shares of the Company’s common stock, par value $0.00001 per share (the “Warrants Shares”). The Warrants will become exercisable 45 days after the original issuance date (the “Initial Exercise Date”), will be exercisable at an exercise price of $0.4556 per share and will expire on the one year anniversary of the later of (i) the Initial Exercise Date and (ii) the date on which the Resale Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the “SEC”). The Investors may exercise the Warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Notes by an amount equal to the quotient of (A) the amount of the exercise price divided by (B) 1.20. The Warrants may also be exercised on a cashless basis under certain circumstances.

The Warrants were issued to the Investors, and any Warrant Shares will be issued to the Investors, pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D as promulgated by the SEC under the Securities Act. Pursuant to the Letter Agreement, the Company has agreed to file with the SEC a registration statement (the “Resale Registration Statement”) as soon as practicable but in no event later than forty-five (45) days after the issuance date of the Warrants to register the resale of the Warrant Shares.

The Letter Agreement contain customary representations, warranties and agreements by the Company, indemnification obligations of the Company, and other obligations of the parties.

The Letter Agreement, form of Warrant and Second Note Amendment are filed as Exhibits 10.1, 4.1and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Letter Agreement, the Warrants and Second Note Amendment are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 relating to the Warrants and the Warrant Shares is set forth under Item 1.01 above and is incorporated herein by reference. Each of the Investors represented in the Warrants, among other things, that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and that the acquisition of the Warrants is for investment in its account and not with a view to the public resale or distribution within the meaning of the Securities Act.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant.
4.2†	Note Amendment, dated March 31, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.
10.1†	Letter Agreement, dated March 31, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† Portions of this exhibit (indicated with markouts) have been redacted in accordance with Item 601(b)(10)(iv).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	April 2, 2024	By:	/s/ Bernard Chung
		Name:	Bernard Chung
		Title:	Acting Chief Financial Officer